AMENDMENT NO. 1

     AMENDMENT NO. 1 dated as of December 6, 2007 to the Credit Agreement referred to below, between JOURNAL REGISTER COMPANY (the “Borrower”) and the Lenders party to such Credit Agreement executing this Amendment No. 1 on the signature pages hereto.

     The Borrower, the Lenders party thereto and the Administrative Agent are parties to an Amended and Restated Credit Agreement dated as of January 25, 2006 (as heretofore amended, modified and supplemented and in effect immediately prior to the Amendment No. 1 Effective Date (as defined below), the “Credit Agreement”). The Borrower, the Lenders and the Administrative Agent wish to amend the Credit Agreement in certain respects, and accordingly, the parties hereto hereby agree as follows:

     Section 1. Definitions. Except as otherwise defined in this Amendment No. 1, terms defined in the Credit Agreement are used herein as defined therein.

     Section 2. Amendments. Subject to the satisfaction of the conditions precedent specified in Section 4 hereof, but effective as of the Amendment No. 1 Effective Date, the Credit Agreement shall be amended as follows:

     2.1. General References. References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Credit Agreement as amended hereby.

     2.2. Definitions. Section 1.01 of the Credit Agreement shall be amended by amending the following definitions (to the extent already included in said Section 1.01) and adding the following definitions in the appropriate alphabetical location (to the extent not already included in said Section 1.01):

     “Amendment No. 1” shall mean Amendment No. 1 dated as of December 6, 2007 to this Agreement.

     “Amendment No. 1 Effective Date” shall mean have meaning assigned to such term in Section 4 of Amendment No. 1.

     “Applicable Rate” shall mean, for any day (a) with respect to Revolving Credit Loans and Tranche A Term Loans, the applicable rate per annum for Base Rate Loans or Eurodollar Loans set forth below under the caption “Base Rate Margin (for Revolving Credit Loans and Tranche A Term Loans)” and “Eurodollar Margin (for Revolving Credit Loans and Tranche A Term Loans”, respectively, and (b) with respect to commitment fees in respect of the Revolving Credit Commitments, 0.50%:

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	Base Rate Margin	Eurodollar Margin
Total Leverage Ratio	(for Revolving	(for Revolving
	Credit Loans and	Credit Loans and
	Tranche A Term	Tranche A Term
	Loans)	Loans)

Category 1:
Greater than 6.25 to 1	1.75%	2.75%

Category 2:
Less than or equal to 6.25 to 1	1.50%	2.50%

For purposes of this definition, the Total Leverage Ratio (i) for any day during the period commencing on the Amendment No. 1 Effective Date and ending on the next Business Day after the date the Borrower delivers to the Administrative Agent the consolidated financial statements of the Borrower for the fiscal year ending December 31, 2007 pursuant to Section 8.01(a) hereof shall be deemed to be in Category 2 above and (ii) for any day thereafter shall be determined on the basis of the then most recent consolidated financial statements of the Borrower delivered to the Administrative Agent pursuant to Section 8.01(a) or 8.01(b) hereof. Any change in the Applicable Rate as a result of a change in the Total Leverage Ratio shall be effective as of the next Business Day following the date the relevant consolidated financial statements of the Borrower are so delivered to the Administrative Agent, provided that in the event that the Borrower shall fail to deliver to the Administrative Agent any consolidated financial statements by the respective date required pursuant to Section 8.01(a) or 8.01(b) hereof, the Applicable Rate shall be deemed to be in Category 1 above for each day during the period commencing on the date said financial statements were so required to be delivered and ending on the next Business Day following the date such financial statements are in fact delivered to the Administrative Agent. For avoidance of doubt, the Applicable Rate with respect to Revolving Credit Loans, Tranche A Term Loans and commitment fees for any day prior to the Amendment No. 1 Effective Date shall be determined in accordance with the definition of “Applicable Rate” as in effect immediately prior to giving effect to Amendment No. 1.

     “Cash Flow” shall mean, for any period, the sum, for the Borrower and its Subsidiaries for such period determined on a consolidated basis without duplication in accordance with GAAP, of operating income before amortization and depreciation and extraordinary or non-recurring gains and losses, and excluding (i) all other non-cash subtractions from such operating income not otherwise excluded (including any expense recorded in connection with or as a result of any equity, equity-like or equity-linked grants or awards by the Borrower or any of its Subsidiaries to directors, officers, employees or consultants), (ii) all other non-cash items of income, (iii) the sum for such period of the following cash expenses or charges of the Borrower and its Subsidiaries: (A) expenses in respect of on-line services, (B) costs associated with compliance with Section 404 of the Sarbanes Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder, (C) payments under, and accrued expenses relating to, the discontinuance of the StarShare Plan of Journal Register Newspapers, Inc. and (D) (only with respect to any such period ending on or prior to the last day of the fiscal quarter ending on or nearest to September 30, 2008) cost savings directly attributable to

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the 21st Century Newspapers Acquisition, not exceeding in the aggregate (for all items referred to in this clause (iii)): (I) for the four fiscal quarter period ending on December 31, 2007, $11,000,000, (II) for the four fiscal quarter period ending on or nearest to March 31, 2008, $8,500,000, (III) for the four fiscal quarter periods ending on or nearest to June 30, 2008, September 30, 2008, December 31, 2008 and March 31, 2009, $6,000,000, (IV) for the four fiscal quarter periods ending on or nearest to June 30, 2009 and September 30, 2009, $4,000,000, (V) for the four fiscal quarter period ending on December 31, 2009, $2,000,000 and (VI) for each four fiscal quarter period thereafter, zero, (iv) for any such period ending on or prior to the last day of the fiscal quarter ending on or nearest to September 30, 2008, severance expenses relating to Robert Jelenic not exceeding $7,000,000 in the aggregate, (v) fees and expenses of the Borrower paid in cash during such period in respect of Amendment No. 1, (vi) all costs and expenses of the Borrower and its Subsidiaries paid in cash during such period in respect of any mortgage, deed of trust or other document delivered or provided pursuant to Section 8.20(b) hereof, (vii) non-recurring, cash charges for such period not exceeding $2,000,000 in the aggregate after the Amendment No. 1 Effective Date relating to a lease termination including, without limitation, termination fees, transfer tax, brokerage fee, repair costs in preparation for sale, sales tax and severance related thereto and (viii) non-recurring, cash charges for such period (including, without limitation, severance expenses and restructuring charges, but excluding severance expenses relating to Robert Jelenic) not exceeding $3,000,000 in the aggregate after the Amendment No. 1 Effective Date.

     “Incremental Loan Commitment” shall mean an Incremental Revolving Credit Commitment or an Incremental Term Loan Commitment. The aggregate amount of the Incremental Loan Commitments on the Amendment No. 1 Effective Date is zero and at any time thereafter shall not exceed $250,000,000.

     “Net Proceeds” shall mean, with respect to any receipt of cash proceeds of any Disposition or sale-leaseback transaction referred to in Section 2.09(b)(i) hereof (including any cash received in respect of any non-cash proceeds, but only as and when received) or any insurance payment, or any condemnation award or other compensation in respect of any Casualty Event referred to in Section 2.09(b)(ii) hereof (but only if, individually, in excess of $1,000,000), the excess, if any of (a) the aggregate amount of such proceeds over (b) the sum of (i) the reasonable fees and out-of-pocket expenses incurred by the Borrower or any of its Subsidiaries, in the case of any such Disposition or sale-leaseback transaction, in effecting such Disposition or sale-leaseback transaction (including underwriting discounts and commissions, brokerage or other selling commissions, legal, advisory and other fees and expenses, including title and recording fees and expenses and appraisal and environmental fees and expenses) or, in the case of any such Casualty Event, in collecting such payment or compensation plus (ii) the taxes paid (or reasonably estimated to be payable) by the Borrower or any of its Subsidiaries in connection with any such Disposition, sale-leaseback transaction or Casualty Event plus (iii) in the case of any such Disposition, sale-leaseback transaction or Casualty Event, the amount of any liabilities (contingent or otherwise) reasonably estimated to be payable by the Borrower or any of its Subsidiaries and directly attributable to such Disposition, sale-leaseback transaction or Casualty Event (as determined reasonably and in good faith by the chief financial officer of the Borrower) plus (iv) in the case of any such Disposition or

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Casualty Event, any contractually required repayments of Indebtedness of the Borrower or any of its Subsidiaries secured by a Lien on the related Property.

     “Permitted Acquisition” shall mean an Acquisition permitted by clause (iv) of Section 8.05(b) hereof.

     “Pro Forma Basis” shall mean, as to any Person, for any of the following events which occur subsequent to the commencement of a period for which the financial effect of such event is being calculated, and giving effect to the event for which such calculation is being made, such calculation as will give pro forma effect to such event as if same had occurred at the beginning of such period of calculation, and

     (a) for purposes of the foregoing calculation, the transaction giving rise to the need to calculate the pro forma effect of any of the following events shall be assumed to have occurred on the first day of the relevant measurement period for which such pro forma effect is being determined (the “Reference Period”), and in calculating compliance with any ratio, such compliance will be determined on the basis of the Reference Period (notwithstanding anything to the contrary contained in the definition of the relevant ratio in this Section 1.01);

     (b) in making any determination in connection with the incurrence or assumption of any Indebtedness under Section 8.07(c) hereof or in connection with any Permitted Acquisition, (i) such Indebtedness shall be deemed to have been incurred or repaid at the beginning of the Reference Period, (ii) if such Indebtedness is floating rate debt, Interest Expense for such Indebtedness for such period shall be computed on a pro forma basis utilizing the average Eurodollar Base Rate (assuming 3-month interest periods) for the Reference Period plus the Applicable Rate for the relevant type of such floating rate debt, (iii) if such Indebtedness is fixed rate debt, Interest Expense for such Indebtedness for the Reference Period shall be computed on a pro forma basis utilizing such fixed rate and (iv) any other Indebtedness repaid with the proceeds of such Indebtedness shall be deemed to have been repaid at the beginning of the Reference Period and the Interest Expense relating thereto shall be eliminated from the calculation; and

     (c) in making any determination of Cash Flow, pro forma effect shall be given to any Permitted Acquisition or Disposition, in each case for which there is a pro forma effect during the Reference Period, as if such Permitted Acquisition or Disposition occurred on the first day of the Reference Period, and the Cash Flow of such Permitted Acquisition or Disposition, as applicable, shall be adjusted to include (i) any expense and cost reductions for which pro forma effect would be permitted under Article 11 of Regulation S-X under the Securities Act of 1933, as amended, and (ii) any other cost savings directly attributable to such Permitted Acquisition or Disposition, as the case may be, within one year of the date thereof that are projected by the Borrower in good faith to result therefrom and supportable or quantifiable by appropriate records, but not exceeding $10,000,000 individually for any such Permitted Acquisition or Disposition.

For purposes of this definition, whenever pro forma effect is to be given to any occurrence or event, the pro forma calculations shall be determined in good faith by a

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Senior Officer of the Borrower.

     “Revolving Credit Commitment” shall mean, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Credit Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.03 hereof and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 11.06 hereof. The amount of each Lender’s Revolving Credit Commitment as of the Amendment No. 1 Effective Date is set forth on Annex 1-A to Amendment No. 1, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Credit Commitment after the Amendment No. 1 Effective Date, as applicable. The aggregate amount of the Lenders’ Revolving Credit Commitments is $200,000,000 as of the Amendment No. 1 Effective Date.

     “Revolving Credit Lenders” shall mean (a) on the Amendment No. 1 Effective Date, the Lenders having Revolving Credit Commitments as set forth on Annex 1-A to Amendment No. 1 and (b) thereafter, the Lenders from time to time having Revolving Credit Exposure and holding Revolving Credit Commitments after giving effect to any assignments thereof permitted by Section 11.06 hereof.

     2.3. Mandatory Prepayments. Section 2.09 of the Credit Agreement is hereby amended as follows:

     A. Section 2.09(b) of the Credit Agreement is hereby amended in its entirety to read as follows:

     “(b) Dispositions and Casualty Events.

     (i) If, at any time or from time to time, the Borrower or any of its Subsidiaries shall receive Net Proceeds from any Disposition permitted under clause (iii) of Section 8.05(c) hereof or otherwise not permitted under Section 8.05(c) hereof or from any sale-leaseback transaction permitted under Section 8.14 hereof, the Borrower shall, within ten Business Days after such receipt, apply, or cause to be applied, an amount equal to the Net Proceeds of such Disposition or sale-leaseback transaction to prepay principal of the Tranche A Term Loans and the Incremental Term Loans, in each case in the manner and to the extent specified in paragraph (d) of this Section 2.09.

     (ii) Within ten Business Days after receipt of any proceeds by the Borrower or any of its Subsidiaries in respect of any Casualty Event affecting any Property of the Borrower or any of its Subsidiaries (except to the extent such proceeds have been or are to be applied (or are committed to be applied) within 365 days after the date of receipt of such proceeds towards the repair, reconstruction or replacement of such Property, and if such proceeds have not been so utilized by such 365th day, then on such 365th day), the Borrower shall apply, or cause to be applied, an amount equal to the Net Proceeds of such Casualty Event or such unutilized portion thereof to prepay principal of the Tranche A

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Term Loans and the Incremental Term Loans, in each case in the manner and to the extent specified in paragraph (d) of this Section 2.09; provided that, if on such 365th day such proceeds have not been so used but the Borrower or any of its Subsidiaries shall have entered into an agreement with respect to the usage thereof for the purpose of the repair, reconstruction or replacement of such Property, then unless within 180 days thereafter the Borrower or such Subsidiary shall use, or shall be obligated to use, all or a portion of such Net Proceeds for such purpose (but not in excess of the aggregate amount of all cash consideration and all cash costs and expenses in respect of such purpose), any portion of such Net Proceeds not so used (or obligated to be so used) shall be applied to prepay the Tranche A Term Loans and the Incremental Term Loans in the manner and to the extent specified in paragraph (d) of this Section 2.09.

Notwithstanding the foregoing clauses (i) and (ii), the Borrower shall have no obligation to make any such application under this Section 2.09(b) in respect of the Net Proceeds of Dispositions, sale-leaseback transactions and/or Casualty Events covered under such clauses unless and until the aggregate amount of such Net Proceeds received by the Borrower and its Subsidiaries after the Amendment No. 1 Effective Date exceeds $25,000,000, in which case only an amount equal to such excess shall be so applied.”

     B. Section 2.09(d) of the Credit Agreement is hereby amended in its entirety to read as follows:

     “(d) Application of Payments. Prepayments of Loans made pursuant to paragraphs (b)(i), (b)(ii) and (c) of this Section 2.09 shall be applied ratably to the Tranche A Term Loans and Incremental Term Loans in accordance with the respective aggregate principal amounts of such Loans and, with respect to such Incremental Term Loans, ratably in accordance with the aggregate principal amounts of such Incremental Loans of each Series, and with respect to the Loans of each such Class and Series so prepaid, the amounts shall be applied to the principal installments of such Loans in direct order of maturity.”

     2.4. Initial and Subsequent Extensions of Credit. Section 6.02 of the Credit Agreement is hereby amended in its entirety to read as follows:

     “6.02 Initial and Subsequent Extensions of Credit. The obligation of each Lender to make a Loan (including an Incremental Loan), and of each Issuing Lender to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

     (a) at the time of and immediately after giving effect to such Loan or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing;

     (b) the representations and warranties of the Borrower set forth in this Agreement, and of each Obligor in each of the other Credit Documents to which it is a party, shall be true on and as of the date of such Loan or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable (or, if any such representation and warranty is expressly stated to have been made as of a specific date, as

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of such specific date); and

     (c) (only with respect to the making of any Incremental Loans), after giving effect to the making of such Incremental Loan, the Total Leverage Ratio (determined on a pro forma basis, giving effect to the incurrence of such Incremental Loan) shall not exceed, at any time during any period set forth below, the ratio set forth below under the caption “Total Leverage Ratio” below opposite such period:

Period	Total Leverage Ratio

From and including the Amendment No. 1
Effective Date through and including December 31,
2007	6.00 to 1

From and including January 1, 2008 through and
including December 31, 2008	5.75 to 1

From and including January 1, 2009
through and including December 31, 2009	5.50 to 1

From and including January 1, 2010
through and including December 31, 2010	5.25 to 1

From and including January 1, 2011
And at all times thereafter	5.00 to 1

Each notice of borrowing or request for the issuance, extension, renewal or amendment of a Letter of Credit by the Borrower hereunder shall be deemed to constitute a certification to the effect set forth in the foregoing clauses (a), (b) and (in the case of any borrowing in respect of Incremental Loans) (c) (both as of the date of such notice or request and, unless the Borrower otherwise notifies the Administrative Agent prior to the date of such borrowing, issuance, extension, renewal or amendment, as of the date of such borrowing, issuance, extension, renewal or amendment).”

     2.5. Mergers, Consolidations, Etc. Clause (i) of Section 8.05(a) of the Credit Agreement is hereby amended in its entirety to read as follows:

     “(i) any Subsidiary of the Borrower may be merged, consolidated, amalgamated, liquidated, wound up, cancelled or dissolved into (x) the Borrower, if the Borrower shall be the continuing or surviving corporation, or (y) any other Subsidiary of the Borrower; provided that (x) if any such transaction shall be between a Subsidiary of the Borrower and a Wholly Owned Subsidiary of the Borrower, the Wholly Owned Subsidiary shall be the continuing or surviving entity and if any such transaction shall be between a Subsidiary of the Borrower that is a Subsidiary Guarantor and a Subsidiary of the Borrower that is not a Subsidiary Guarantor, the Subsidiary that is a Subsidiary Guarantor shall be the continuing or surviving entity and (y) if any such merger, consolidation, amalgamation, liquidation, winding up, cancellation or dissolution involves any

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Immaterial Subsidiary and another Subsidiary that is not an Immaterial Subsidiary, the continuing or surviving entity thereof shall not be an Immaterial Subsidiary for purposes of this Agreement; and”.

     2.6. Acquisitions. Section 8.05(b) of the Credit Agreement is hereby amended as follows:

     A. Clause (iv) of Section 8.05(b) of the Credit Agreement is hereby amended in their entirety to read as follows:

     “(iv) Acquisitions by the Borrower or any of its Subsidiaries of Newspapers and/or non-Newspaper Properties, provided that (A) the aggregate consideration paid or payable by the Borrower and its Subsidiaries in respect of all such Acquisitions under this clause (iv) that are consummated after the Amendment No. 1 Effective Date shall not exceed $50,000,000 and (B) no Default shall have occurred and be continuing or would occur after giving effect to each such Acquisition; provided, further, that the following shall not be included for purposes of calculating compliance with the $50,000,000 limitation above: (x) any amounts in respect of Net Proceeds of Dispositions, sale-leaseback transactions and/or Casualty Events permitted to be re-invested or retained by the Borrower and its Subsidiaries pursuant to Section 2.09(b) hereof that are used to fund any such Acquisition; (y) any consideration in respect of any such Acquisition paid for with the Capital Stock of the Borrower; and (z) any such Newspapers acquired by the Borrower or any of its Subsidiaries as part of any exchange of assets permitted under Section 8.05(c)(vii) hereof;”.

     B. Clause (v) of Section 8.05(b) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

     “(v) [Intentionally Deleted];”.

     C. Clause (vi) of Section 8.05(b) of the Credit Agreement is hereby amended by replacing the period at the end thereof with a semi-colon followed by the word “and”, and a new clause (vii) is hereby inserted at the end of Section 8.05(b) of the Credit Agreement to read as follows:

     “(vii) subject to the requirements of Section 2.09(b)(ii) hereof, the Borrower and each of its Subsidiaries may use the Net Proceeds of any Casualty Event to acquire any assets from any Person that are in replacement of the Property damaged, destroyed or affected by such Casualty Event.”

     2.7. Dispositions. Section 8.05(c) of the Credit Agreement is hereby amended as follows:

     A. Clause (iii) of Section 8.05(c) of the Credit Agreement is hereby amended in its entirety to read as follows:

     “(iii) any Disposition of other assets of the Borrower or any of its Subsidiaries

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Disposed for cash and for not less than fair market value, provided that (A) the aggregate fair market value of all assets Disposed of by the Borrower and its Subsidiaries under this clause (iii) after the Amendment No. 1 Effective Date shall not exceed $200,000,000, (B) no Default shall have occurred and be continuing or would occur after giving effect to each such Disposition and (C) the Net Proceeds of each such Disposition shall be applied to the prepayment of Loans in the manner and to the extent specified in Section 2.09(b) hereof;”.

     B. Clause (vi) of Section 8.05(c) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

     “(v) [Intentionally Deleted];”.

     C. Clause (vii) of Section 8.05(c) of the Credit Agreement is hereby amended in its entirety to read as follows:

     “(vii) the Borrower and its Subsidiaries may Dispose of any one or more Newspapers and/or any non-Newspaper Properties in exchange for one or more Newspapers having a value (together with the value of any other consideration received in connection therewith) equal to or greater than the value of the Properties so Disposed of, as determined in good faith by the board of directors of the Borrower or such Subsidiary, as the case may be; provided that (A) after giving effect to each such exchange, Cash Flow attributable to newspapers, other publications including magazines, guides and directories (whether in print or electronic form), and their related publications, mail products, services and other businesses (including, without limitation, proprietary information databases, on-line ventures and audiotext) and any other related activities, if any, would have contributed at least 50% of Cash Flow of the Borrower and its Subsidiaries (calculated on a Pro Forma Basis after giving effect to such Disposition) for the period of 12 consecutive complete fiscal months ended on, or most recently ended prior to, the date of the consummation of such exchange, (B) no Default shall have occurred and be continuing or would occur after giving effect to such Disposition, (C) after giving effect to each such exchange, the Total Leverage Ratio (calculated on a Pro Forma Basis) shall not exceed the Total Leverage Ratio immediately preceding such exchange and (D) prior to or within 90 days after the consummation of any such Disposition that is a Significant Disposition, the Administrative Agent shall have received a certificate of a Senior Officer certifying as to the foregoing and containing calculations, in form and detail satisfactory to the Administrative Agent, demonstrating compliance with this clause (vii) and Sections 8.07 and 8.11 hereof (calculated on a Pro Forma Basis immediately after giving effect to such Disposition); and”.

     D. Clause (viii) of Section 8.05(c) of the Credit Agreement is hereby amended in its entirety to read as follows:

     “(viii) any Disposition for fair market value of any portion of the assets of the Borrower or any of its Subsidiaries acquired in connection with any Acquisition, which Disposition shall occur within 18 months of such Acquisition and the Net Proceeds of which Disposition shall, at the option of the Borrower, be applied either to (A) any

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Permitted Usage within 365 days after receipt of such Net Proceeds (provided that if on such 365th day such proceeds have not been so used but the Borrower or any of its Subsidiaries shall have entered into an agreement with respect to any Permitted Usage, then unless within 180 days thereafter the Borrower or such Subsidiary shall use, or be obligated by such agreement to use, all or a portion of such Net Proceeds for such Permitted Usage (but not in excess of the aggregate amount of all cash consideration and all cash costs and expenses in respect of such Permitted Usage)) or (B) to reduce the amount of Revolving Credit Loans or Swingline Loans then outstanding (it being understood that such reduction will not result in a reduction of the Revolving Credit Commitments)¸ provided that no Default shall have occurred and be continuing or would occur after giving effect to such Disposition.”

     2.8. Restricted Payments. Section 8.09 of the Credit Agreement is hereby amended in its entirety to read as follows:

     “8.09 Restricted Payments. The Borrower will not, nor will the Borrower permit any of its Subsidiaries to, make any Restricted Payment.”

     2.9. Financial Ratios. Section 8.11 of the Credit Agreement is hereby amended in its entirety to read as follows:

    “8.11 Financial Ratios.

     (a) Total Leverage Ratio. The Borrower will not, at any time during any period set forth below, permit the Total Leverage Ratio to exceed the ratio set forth below under the caption “Total Leverage Ratio” opposite such period:

Period	Total Leverage Ratio

From and including September 30, 2007 through
and including the last day of the fiscal quarter
ending on or nearest to June 30, 2008	6.75 to 1

From and including the first day of the next
succeeding fiscal quarter through and including the
last day of the fiscal quarter ending on or nearest to
September 30, 2008	6.65 to 1

From and including the first day of the next
succeeding fiscal quarter through and including
December 31, 2008	6.50 to 1

From and including January 1, 2009
through and including the last day of the fiscal
quarter ending on or nearest to March 31, 2009	6.30 to 1
6.15 to 1

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From and including the first day of the next
succeeding fiscal quarter through and including the
last day of the fiscal quarter ending on or nearest to
June 30, 2009

From and including the first day of the next
succeeding fiscal quarter through and including the
last day of the fiscal quarter ending on or nearest to
September 30, 2009	6.00 to 1

From and including the first day of the next
succeeding fiscal quarter through and including
December 31, 2009	5.75 to 1

From and including January 1, 2010
through and including December 31, 2010	5.25 to 1

From and including January 1, 2011
and at all times thereafter	5.00 to 1

     (b) Interest Coverage Ratio. The Borrower will not, at any time during any period set forth below, permit the Interest Coverage Ratio to exceed the ratio set forth below under the caption “Interest Coverage Ratio” opposite such period:

Period	Interest Coverage Ratio

From and including September 30, 2007
through and including December 31, 2010	1.85 to 1

From and including January 1, 2011
and at all times thereafter	2.00 to 1

     2.10. Sale and Leaseback. Section 8.14 of the Credit Agreement is hereby amended in its entirety to read as follows:

     “8.14 Sale and Leaseback. The Borrower will not, nor will the Borrower permit any of its Subsidiaries to, enter into any arrangement with any other Person (other than the Borrower and its Subsidiaries) providing for the leasing by the Borrower or any of its Subsidiaries of real or personal property which has been or is to be sold or transferred by the Borrower or any of its Subsidiaries to such other Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or any of its Subsidiaries, except that the Borrower and its Subsidiaries may enter into any such arrangements so long as (i) the aggregate value of Property subject thereto at any time shall not exceed $100,000,000 and (ii) the Net Proceeds thereof shall be applied to the prepayment of Loans in the manner and to the extent specified in Section 2.09(b) hereof.”

Amendment No. 1

     2.11. Certain Obligations respecting Subsidiaries. Section 8.20(b) of the Credit Agreement is hereby amended in its entirety to read as follows:

     “(b) At the request of the Administrative Agent or (subject to the proviso at the end of this sentence) the Required Lenders in its or their sole discretion, any Obligor that owns or acquires any real property interest, including improvements having a fair market value (subject to the penultimate sentence of this paragraph (b)) of $5,000,000 or more (including improvements upon any real property interest resulting in the fair market value of such interest together with such improvements being equal to $5,000,000 or more), then (subject, in the case of any real property that is subject to a Lien permitted under Section 8.06 hereof, to the delivery by the holder of such Lien of any necessary consent) it will or, as applicable, will cause the respective Subsidiary holding such real property interest, to execute and deliver in favor of the Administrative Agent a mortgage, deed of trust or similar instrument (as appropriate for the jurisdiction in which such respective real property is situated), all as reasonably requested by the Administrative Agent, pursuant to which such Obligor will create a Lien upon such real property interest (and improvements) in favor of the Administrative Agent for the benefit of the Lenders (and affiliates of Lenders) as collateral security for the obligations of the Obligors hereunder and under the other Credit Documents (and any obligations in respect of any Swap Agreement relating to interest rates owing by the Borrower or any Subsidiary to any Lender or any affiliate thereof), and will deliver (or, in the case of lienholder consents, will use its commercially reasonable efforts to cause the relevant lienholder(s) to deliver) such opinions of counsel, lienholder consents and title insurance policies as the Administrative Agent shall reasonably request in connection therewith, provided that the Administrative Agent in its discretion may waive the requirements of this paragraph (b) with respect to any real property to the extent that it determines that the costs of obtaining a Lien on such real property are excessive in relation to the value of the security to be afforded thereby. Notwithstanding the foregoing, the aggregate fair market value of owned real property of the Borrower and its Subsidiaries (as reasonably determined by the Borrower) that shall be excluded from such requirements shall not exceed at any time the greater of (i) $25,000,000 or (ii) 15% of the fair market value (as so determined) of all owned real property of the Borrower and its Subsidiaries. Without limiting the foregoing, as of the Amendment No. 1 Effective Date the Borrower (x) acknowledges and agrees that the Required Lenders have requested the Borrower to comply with its obligations under this paragraph (b), (y) represents and warrants that it has initiated efforts to so comply and (z) agrees to comply with such obligations as promptly as practicable using commercially reasonable efforts from the Amendment No. 1 Effective Date, but in no event later than 100 days after the Amendment No. 1 Effective Date (it being agreed by the parties hereto that such period may be extended by the Administrative Agent in its sole discretion for up to two additional 30 day periods or otherwise with the consent of the Required Lenders).”

     Section 3. Representations and Warranties. The Borrower represents and warrants to the Lenders and the Administrative Agent that (a) the representations and warranties set forth in Section 7 of the Credit Agreement and in Section 2 of the Security Agreement are true and complete on the Amendment No. 1 Effective Date as if made on and as of such date and as if each reference in said Section 7 to “this Agreement” and each reference in said Section 2 to

Amendment No. 1

“the Credit Agreement” included reference to this Amendment No. 1 and (b) immediately after giving effect to this Amendment No. 1, no Default shall be continuing.

     Section 4. Conditions Precedent. The amendments to the Credit Agreement set forth in Section 2 shall become effective as of the date on which the following conditions precedent shall be satisfied (the “Amendment No. 1 Effective Date”):

     4.1. Execution of Amendment No. 1. Receipt by the Administrative Agent of one or more counterparts of this Amendment No. 1 duly executed and delivered by the Borrower and Lenders constituting the Required Lenders, and consented to by each of the Subsidiary Guarantors.

     4.2 Resolutions, Etc. Receipt by the Administrative Agent of a certificate of the secretary or assistant secretary of the Borrower as to resolutions authorizing and approving the transactions contemplated by this Amendment No. 1 and attesting to incumbency of the person(s) executing this Amendment No. 1 on the Borrower’s behalf.

     4.3. Fees and Expenses, Etc. Evidence satisfactory to the Administrative Agent that the Borrower shall have paid (a) a consent fee of 0.25% in respect of this Amendment No. 1 to the Lenders that have executed this Amendment No. 1 and are entitled to receive such consent fee (or to the Administrative Agent for account of such Lenders), (b) all fees and expenses agreed to be paid to J.P. Morgan Securities Inc. by the Borrower in connection with this Amendment No. 1, (c) all reasonable expenses incurred by the Administrative Agent (including the reasonable fees, charges and disbursements of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to the Administrative Agent) in connection with this Amendment No. 1, for which written invoices have been submitted to the Borrower prior to the Amendment No. 1 Effective Date and (d) to the Administrative Agent for the account of the relevant Lenders, an amount in respect of additional interest on Loans, additional participation fees in respect of Letters of Credit and additional commitment fees in respect of the Revolving Credit Commitments, calculated at a per annum rate of (i) 0.25% in the case of Loans and Letters of Credit and (ii) 0.125% in the case of unused Revolving Credit Commitments, in each case, outstanding under the Credit Agreement, during the period from effective date of the determination of the Applicable Rate pursuant to the definition thereof resulting from the delivery of the Borrower’s financial statements for the fiscal quarter ended on or nearest to March 31, 2007 and to but not including the effective date of the determination of the Applicable Rate for the next succeeding fiscal quarter of the Borrower (it being agreed by each Lender executing this Amendment No. 1 that, in consideration of the amounts paid to it by the Borrower under this clause (d), such Lender hereby waives and disclaims any right to assert any claim or Event of Default relating to the Borrower’s calculation of the Applicable Rate for the fiscal quarter ended on or nearest to March 31, 2007).

     Section 5. Consents.

     5.1. Security Agreement. The Borrower hereby agrees that the Credit Agreement as amended by this Amendment No. 1 is the Credit Agreement under and for all purposes of the Security Agreement.

Amendment No. 1

     5.2. Subsidiary Guarantee and Security Agreement. By its execution and delivery of this Amendment No. 1, each Subsidiary Guarantor hereby: (a) consents to this Amendment No. 1; (b) agrees that the Credit Agreement as amended by this Amendment No. 1 is the Credit Agreement under and for all purposes of the Subsidiary Guarantee and the Security Agreement; and (c) represents and warrants to the Lenders and the Administrative Agent that the representations and warranties of such Subsidiary Guarantor set forth in Section 3 of the Subsidiary Guarantee and in Section 2 of the Security Agreement are true and complete on the Amendment No. 1 Effective Date as if made on and as of such date and as if each reference in said Section 3 and said Section 2 to “the Credit Agreement” included reference to this Amendment No. 1. Upon the effectiveness of this Amendment No. 1, the first sentence of Section 2.01 of the Subsidiary Guarantee shall be deemed amended by inserting, immediately after the words “The Subsidiary Guarantors” in the first line thereof, the words “, as primary obligors,”.

     Section 6. Miscellaneous. The Borrower shall pay all reasonable expenses incurred by the Administrative Agent, including the reasonable fees, charges and disbursements of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to the Administrative Agent, in connection with the preparation, negotiation, execution and delivery of this Amendment No. 1. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 1 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 1 by signing any such counterpart. This Amendment No. 1 shall be governed by, and construed in accordance with, the law of the State of New York.

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Amendment No. 1

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered as of the day and year first above written.

JOURNAL REGISTER COMPANY

By_/s/ Julie A. Beck_____________
Title: Executive Vice President &
Chief Financial Offier

Amendment No. 1

CONSENTED TO AS PROVIDED IN SECTION 5.2 ABOVE:

SUBSIDIARY GUARANTORS

ALL HOME DISTRIBUTION, INC.
ASHEBORO PUBLICATIONS, INC.
CAPITOL CITY PUBLISHING COMPANY, LLC
CENTRAL ACQUISITION, LLC
CHANRY COMMUNICATIONS, LTD.
CHANRY FREEPORT PENNYSAVER, INC.
CHANRY MEDIA, INC.
CHANRY PENNYSAVER II, INC.
CHANRY PENNYSAVER III, INC.
CHANRY PENNYSAVER IV, INC.
CHANRY PENNYSAVER, INC.
CTM ACQUISITION, LLC
GOODSON HOLDING COMPANY, THE
HARTFORD TIMES, INC., THE
HOMETOWN ACQUISITION, LLC
HOMETOWN NEWSPAPERS, INC.
JRC MEDIA, INC.
JIUS, INC.
JOURNAL COMPANY, INC.
JOURNAL REGISTER EAST, INC.
JOURNAL REGISTER EAST HOLDING CO.,
INC.
JOURNAL REGISTER SUPPLY, INC.
JRC.COM, LLC
LRPA, LLC
MARK I COMMUNICATIONS, INC.
MIDDLETOWN ACQUISITION CORP.
NEW HAVEN REGISTER, LLC
NORTHEAST HOLDING COMPANY, INC.
NORTHEAST PUBLISHING COMPANY, INC.
ORANGE COAST PUBLISHING COMPANY
PENNYSAVER HOME DISTRIBUTION CORP.
REGISTER COMPANY, INC.
SARATOGIAN, LLC, THE
SC PEDDLER ACQUISITION, LLC
ST. LOUIS SUN PUBLISHING COMPANY
SUBURBAN LIFE LLC
SUBURBAN NEWSPAPERS OF GREATER ST.
LOUIS, LLC
TAUNTON ACQUISITION, LLC
TIMES HERALD PUBLISHING COMPANY,
LLC
TOWN TALK ACQUISITION, LLC

Amendment No. 1

21ST CENTURY NEWSPAPERS, INC.
21ST CENTURY NEWSPAPERS SHARED
SERVICES, LLC
GREAT LAKES MEDIA, INC.
REAL ESTATE PUBLICATIONS, INC.
GREAT NORTHERN PUBLISHING, INC.
GREATER DETROIT NEWSPAPER NETWORK,
INC.
ALTERNATE DELIVERY SYSTEMS OF
GREATER DETROIT, LLC
HERITAGE NETWORK INCORPORATED
INDEPENDENT NEWSPAPERS, INC.
MORNING STAR PUBLISHING COMPANY
SAGINAW AREA NEWSPAPERS, INC.
UP NORTH PUBLICATIONS, INC.
VOICE COMMUNICATIONS CORP.

__/s/ Julie A. Beck_______________
By:	Julie A. Beck
Its:	Executive Vice President &
Chief Finanical Officer

Amendment No. 1

NAME OF LENDER:
JPMorgan Chase Bank, N.A.

By_/s/ Peter B. Thauer_________
Title: Executive Director

Amendment No. 1

ANNEX 1-A TO AMENDMENT NO. 1

REVOLVING CREDIT COMMITMENTS

Revolving Credit Lenders	Revolving Credit Commitments
($)

JPMorgan Chase Bank, N.A.	15,700,000.00

Wachovia Bank, N.A.	15,000,000.00

SunTrust Bank	15,000,000.00

The Royal Bank of Scotland PLC	15,000,000.00

Bank of America, N.A.	15,000,000.00

Coöperatieve Central Raiffeisen-Boerlenleen	12,000,000.00
Bank B.A., “Rabobank International”, New
York Branch

Royal Bank of Canada	12,000,000.00

BNP Paribas	10,000,000.00

General Electric Capital Corporation	10,000,000.00

Key Bank National Association	10,000,000.00

Bank of New York	8,000,000.00

Calyon New York Branch	7,700,000.00

Union Bank of California, N.A.	7,000,000.00

Citicorp USA, Inc.	6,000,000.00

Comerica Bank	6,000,000.00

Manufacturers and Traders Trust Company	6,000,000.00

Allied Irish Banks, p.l.c.	5,600,000.00

Sumitomo Mitsui Banking Corporation	5,000,000.00

Mizuho Corporate Bank Ltd.	5,000,000.00

Credit Industriel et Commercial	4,000,000.00

Erste Bank New York	3,000,000.00

US Bank	3,000,000.00

Webster Bank, National Association	2,000,000.00

Bank of Communications, New York Branch	1,000,000.00

Firstrust Bank	1,000,000.00

TOTAL	$200,000,000.00